EXECUTION COPY

                         REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement ("Agreement"), dated as of May 31, 2005, is made and entered into by and between Decorize, Inc., a Delaware corporation (the "Company") and Nest USA, Inc., a Delaware corporation (the "Holder").

                                   WITNESSETH:

      WHEREAS, the Company has entered into that certain Securities Purchase Agreement dated as of even date herewith (the "Purchase Agreement"), whereby the Company will sell and Holder will buy certain of the Company's securities on the terms and subject to the restrictions contained in the Purchase Agreement; and

      WHEREAS, in consideration of the purchase by Holder of the Company's securities pursuant to the Purchase Agreement, the Company has agreed to grant Holder the registration rights set forth in this Agreement;

      NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      The terms defined in this Article I shall have for all purposes of this Agreement the respective meanings set forth below:

 "Board" shall mean the Board of Directors of the Company.

 "Common Stock" shall mean the Common Stock, $.001 par value, of the Company, and any other class of capital stock of the Company that is duly authorized and issued from time to time that does not have preferential rights as to dividends or distributions of the Company's assets over any other class of capital stock of the Company, including any shares issued in exchange for shares of Common Stock upon any recapitalization by the Company.

 "Exchange Act" shall mean the Securities and Exchange Act of 1934, as it may be amended from time to time.

 "Misstatement" shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus not misleading.

 "Person" shall mean a natural person, partnership, corporation, business trust, association, joint venture or other entity or a government or agency or political subdivision thereof.

      "Prospectus" shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

      "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of even date herewith, to which the Company and the Holder are parties.

      "Registrable Security" shall mean (a) an outstanding share of Common Stock issued by the Company to the Holder pursuant to the Purchase Agreement, including any shares of Common Stock issued upon the exercise of the Warrants sold to Holder thereunder, and (b) any security issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, that, any such share or security shall be deemed to be Registrable Security only if and so long as it is a Transfer Restricted Security.

      "Registration" shall mean a Mandatory Registration described in Section
2.01 and a Piggyback Registration described in Section 2.02 hereof.

      "Registration Expenses" shall mean the out-of-pocket expenses of a Registration, including without limitation the following:

            (1) all registration and filing fees (including fees with respect to filings required to be made with the National Association of Securities Dealers, Inc.) and any securities exchange on which the Common Stock is then listed;

            (2) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

            (3) printing, messenger, telephone and delivery expenses;

            (4) reasonable fees and disbursements of counsel for the Company;
      and

            (5) reasonable fees and disbursements of all independent certified public accountants of the Company incurred specifically in connection with such Registration.

      "Registration Statement" shall mean any registration statement which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

      "Transfer Restricted Security" shall mean an issued and outstanding security that has not been sold to or through a broker, dealer or underwriter in a public distribution or other public securities transaction or sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144(k) promulgated thereunder (or any successor rule other than Rule 144A). A security shall cease being a Transfer Restricted Security if (i) all stop transfer instructions or notations and restrictive legends with respect to such security are eligible to be removed, and (ii) the Holder has received an opinion of counsel to the Company, to the effect that such shares in holder's hands are freely transferable in any public or private transaction without registration under the Securities Act (or holder has waived receipt of such opinion).


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

      "Underwritten Registration" or "Underwritten Offering" shall mean a Registration in which securities of the Company are sold to an underwriter for distribution to the public.

                                   ARTICLE II
                                  REGISTRATIONS

      2.01 Mandatory Registration. On or before the ninetieth (90th) day following the date of this Agreement, the Company shall file a Registration Statement with the Securities and Exchange Commission for purposes of registering the resale of the Registrable Securities owned by the Holder (or its successors and permitted assigns) and shall take such commercially reasonable actions in order to effect as soon thereafter as practicable the Registration under the Securities Act of all such Registrable Securities.

      2.02 Piggyback Registration. Each time the Company decides to file a Registration Statement under the Securities Act with respect to its Common Stock (other than on Forms S-4 or S-8 or any successor form for the registration of securities issued or to be issued in connection with a merger or acquisition or employee benefit plan), including any Registration Statement filed on behalf of stockholders of the Company exercising registration rights granted by the Company with respect to such shares, the Company shall give written notice thereof to Holder, and the Company shall include in such Registration Statement such shares of Registrable Securities for which it has received written requests to register such shares within thirty (30) days after such written notice has been given; provided, that the Company shall not be required to do so if there is an effective Registration Statement with respect to the Registrable Securities owned by Holder, as contemplated in Section 2.01. If in the good faith judgment of the managing underwriter in any Underwritten Offering, the inclusion of all of the shares of Registrable Securities and any other Common Stock requested to be registered by third parties holding similar registration rights would interfere with the successful marketing of a smaller number of such shares, then the number of shares of Registrable Securities and other Common Stock to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced as provided herein. The Company shall advise all holders of securities requesting registration of the underwriters' decision, and the number of shares of securities that are entitled to be included in the Underwritten Registration shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 2.03 below. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to t 6 0 include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 2.03 below.


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

      2.03 Registration Cutback. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of any currently unissued securities of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of Holder or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among each of the Holder and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares Registrable Securities and Other Shares that would be held by each of the Holder and other selling stockholders, assuming conversion. If Holder or any other selling stockholders does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him or it pursuant to the above-described procedure, the remaining portion of such stockholder's allocation shall be reallocated among those other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of Registrable Securities and Other Shares which would be held by the Holder and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of Holder and other selling stockholders have been so allocated.

                                   ARTICLE III
                               COMPANY PROCEDURES

      3.01 General Procedures. If and whenever the Company is required to register Registrable Securities, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

            (a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective no later than 120 days after it is filed, and to remain effective until the Registrable Securities covered by such Registration Statement have been sold;

            (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by Holder or any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

            (c) deliver to Holder and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such Persons may reasonably request and a reasonable number of copies of the then-effective Registration Statement and any post-effective amendments thereto and any supplements to the Prospectus, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference). The Company hereby consents to the use of each such Prospectus (or preliminary prospectus) by the Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus);


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

            (d) prior to any public offering of Registrable Securities, register or qualify or cooperate with Holder, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as Holder or such underwriters may designate in writing and do anything else necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

            (e) cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

            (f) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

            (g) advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

            (h) at least three days prior to the filing of any Registration Statement or prospectus or any amendment or supplement to such Registration Statement or prospectus or any document that is to be incorporated by reference in such Registration Statement or prospectus, furnish a copy thereof to each seller of such Registrable Securities or their counsel;

            (i) notify Holder at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in
      Section 3.05; and


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

            (j) permit a representative of Holder, the underwriters, if any, and any attorney or accountant retained by Holder or underwriter to participate, at each such Person's own expense, in the preparation of the Registration Statement, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives, underwriters, attorneys or accountants enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information.

      3.02 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by Holder that Holder will bear all incremental selling expenses relating to the sale of the Registrable Securities, such as underwriters' commissions and discounts, brokerage fees, underwriter marketing costs and all fees and expenses of any legal counsel representing Holder.

      3.03 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements.

      3.04 Suspension of Sales. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, Holder shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. Notwithstanding anything to the contrary in this Agreement, the Company may temporarily suspend any Registration made under this Agreement for the benefit of Holder, including any made pursuant to this Section 2.01, if the Board of Directors determines in good faith that it is necessary to do so in light of one or more undisclosed transactions that are material to the Company, including any that may be deemed such a Misstatement, and the Company shall furnish to Holder a certificate signed by the President of the Company setting forth notice of such determination. In such event, the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of Holder; provided, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

      3.05 Reporting Obligations. As long as Holder shall own Registrable Securities, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish Holder with true and complete copies of all such filings. The Company further covenants that it will take such further action as Holder may reasonably request, all to the extent required from time to time to enable Holder to sell shares of Common Stock held by Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act ("Rule 144"), including providing any legal opinions. Upon the request of Holder, the Company shall deliver to Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.


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

      3.06 Indemnification.

            (a) The Company agrees to indemnify, to the extent permitted by law, the Holder of Registrable Securities, its officers and directors and each Person who controls Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys' fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by holder expressly for use therein or by holder' failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished holder with a sufficient number of copies of the same. The Company will indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holder.

            (b) In connection with any Registration Statement in which Holder is participating, Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys' fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by holder expressly for use therein; provided, that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Securities, and the liability of each such holder of Registrable Securities will be in proportion to and limited to the gross amount received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holder will indemnify the underwriters, their officers, directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to indemnification of the Company.

            (c) Any person entitled to indemnification herein will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.


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

            (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. The Company and Holder also agree to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company's or Holder's indemnification is unavailable for any reason.

            (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an Underwritten Offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

      3.07 Restrictions on Public Sales. In consideration of the agreements contemplated herein, Holder and the Company further agree to the following restrictions:

            (a) Holder, if the Company or the managing underwriters so request in connection with any underwritten registration of the Company' securities, will not, without the prior written consent of the Company or such underwriters, effect any sale of the Registrable Securities to the public pursuant to a public offering or otherwise or other distribution of any equity securities of the Company, including any sale pursuant to Rule 144 (each of the foregoing, a "Prohibited Sale"), during the seven (7) days prior to, and during the one hundred eighty (180) day period commencing on, the effective date of such underwritten registration, except in connection with such underwritten registration; provided, that the foregoing shall not apply to restrict the sale by any Stockholders who together with any of its Affiliates, as such term is defined in the Securities Act, holds less than two percent (2%) of the Common Stock on a fully diluted basis..

            (b) The Company agrees not to effect any Prohibited Sale or other distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the period commencing on the seventh day prior to, and ending on the one hundred eightieth (180th) day following, the effective date of any underwritten Demand or Piggyback Registration, except in connection with any such underwritten registration and except for any offering pursuant to an employee benefit plan and registered on Form S-8 (or any successor form).


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

                            ARTICLE IV MISCELLANEOUS

      4.01 Notices. All notices and other communications provided for or permitted hereunder shall be made in accordance with the notice provisions contained in Section 8.03 of the Purchase Agreement.

      4.02 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. No rights under this Agreement may be assigned by Holder without the prior written consent of the Company.

      4.03 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

      4.04 GOVERNING LAW; VENUE. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION. VENUE FOR ANY ACTION TO ENFORCE, INTERPRET, OR RESOLVE ANY DISPUTE WITH RESPECT TO ANY PROVISION OF THIS AGREEMENT SHALL BE EXCLUSIVELY IN GREENE COUNTY, MISSOURI, AND ALL PARTIES HERETO AGREE THAT ANY LITIGATION DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN SUCH COUNTY AND STATE. EACH OF THE PARTIES FURTHER ACKNOWLEDGE THAT SUCH VENUE IS APPROPRIATE AND AGREE NOT TO RAISE ANY ARGUMENT THAT SUCH VENUE IS IN ANY WAY UNDULY INCONVENIENT FOR ANY OF THEM, WITH THEIR EXECUTION HEREOF BEING EVIDENCE OF THEIR AGREEMENT TO SUBMIT TO THE JURISDICTION OF SUCH COURTS.

      4.05 Amendments and Modifications. Upon the written consent of Holder, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be modified. No course of dealing between Holder or the Company and any other party hereto or, amended or deleted any failure or delay on the part of Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

                           [signature page to follow]


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

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.


                                   COMPANY:


                                   DECORIZE, INC.,
                                   a Delaware corporation


                                   By: /s/ Steve Crowder
                                       ---------------------
                                   Name: Steve Crowder
                                   Title: President and CEO


                                   HOLDER:


                                   NEST USA, INC.
                                   a Delaware corporation


                                   By: /s/ Marwan M. Atalla
                                       ---------------------
                                   Name: Marwan M. Atalla
                                   Title: President

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